UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) — December 7, 2011

HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC

HAWKER BEECHCRAFT NOTES COMPANY

(Exact name of registrant as specified in its charter)

Delaware	333-147828	71-1018770
Delaware	333-147828-08	20-8650498
(States or other jurisdictions of incorporation or organization)	(Commission File Numbers)	(I.R.S. Employer Identification Numbers)

10511 East Central, Wichita, Kansas 67206

(Address of principal executive offices)(Zip code)

(316-676-7111)

(Registrant’s telephone number, including area code)

Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Material Compensatory, Plan, Contract or Arrangement.

On December 7, 2011, Hawker Beechcraft, Inc. (“HBI”), the parent company of Hawker Beechcraft Acquisition Company, LLC and Hawker Beechcraft Notes Company (together, “the Company”), and Ms. Karin-Joyce Tjon Sien Fat, Chief Financial Officer, entered into a Restricted Stock Unit Agreement (“RSU Agreement”) for the grant of 80,000 restricted stock units (“RSUs”) to Ms. Tjon Sien Fat that will be exchanged for shares of common stock of HBI under certain circumstances.

The RSU Agreement provides that, subject to Ms. Tjon Sien Fat’s continued employment through the applicable date of accrual, the RSUs shall accrue 20% per year commencing on the vesting commencement date for such RSUs. RSUs will be deemed fully accrued upon a Change in Control or a Qualifying Sale (as those terms are defined in the RSU Agreement). In the event of an involuntary termination due to Ms. Tjon Sien Fat’s death or disability, Ms. Tjon Sien Fat shall become accrued in an additional 20% of the RSUs and any additional RSUs that have not been accrued will be forfeited.

Upon the earliest of (i) the date of the consummation of a Change in Control, (ii) Ms. Tjon Sien Fat’s termination without cause or due to Ms. Tjon Sien Fat’s death or disability, (iii) the date of the consummation of a Qualifying Sale or (iv) the date of the expiration of the underwriter’s lockup agreed to by the Company in an IPO, HBI shall issue to Ms. Tjon Sien Fat one (1) share of common stock with respect to each accrued RSU as of the date of such event. Following the occurrence of an IPO, but subject to Ms. Tjon Sien Fat’s continued employment, Ms. Tjon Sien Fat’s outstanding RSUs shall continue to accrue and shares of common stock issued upon each subsequent accrual date. Any RSUs not accrued as of the date of a termination without cause or due to Ms. Tjon Sien Fat’s death or disability shall be forfeited for no consideration. In the event of a termination for cause, Ms. Tjon Sien Fat shall forfeit all outstanding RSUs, whether or not such RSUs are accrued.

The foregoing summary of the RSU Agreement is qualified in its entirety by reference to the complete text of the RSU Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference into this current report on Form 8-K. All capitalized terms not defined in this current report shall have the meanings set forth in the RSU Agreement.

Item 9.01	Financial Statements and Exhibits.

The following exhibit is furnished with this report:

Exhibit Number	Description

10.1	Restricted Stock Unit Agreement dated as of December 7, 2011, between HBI and Ms. Karin-Joyce Tjon Sien Fat.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC

By Hawker Beechcraft, Inc., its Sole Member

/s/ Alexander L.W. Snyder
Alexander L.W. Snyder
Vice President, General Counsel and Secretary

HAWKER BEECHCRAFT NOTES COMPANY

/s/ Alexander L.W. Snyder
Alexander L.W. Snyder
Vice President, General Counsel and Secretary

Dated: December 9, 2011